UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 6, 2012 (March 1, 2012)

Date of Report (Date of earliest event reported)

MODERN MOBILITY AIDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168983	27-4677038
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1235 Bay St, Suite 400

Toronto, Ontario, M5R 3K4

Attn: Mohamed K. Karatella

(Address of Principal Executive offices)(Zip Code)

(586) 530-5605

(Registrant's telephone number Including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 10, 2011 and November 10, 2011, we filed Current Reports on Form 8-K with respect to our contract the (“Share Purchase Agreement”) to acquire all of the outstanding common stock of Lumigene Technologies, Inc. (the “Company”).

On March 1, 2012, the parties amended the Share Purchase Agreement, to among other things, to restate the projected closing date to April 16, 2012, subject to extension to May 16, 2012 in the event required financial statements of the Company have not been completed prior to April 16, 2012. We agreed in the amendment, that our due diligence of the Company has been successfully completed. Also, we agreed to loan the Company up to $65,000 to pay for its audits and the preparation of its financial statements. In the event we default on our obligation under the Share Purchase Agreement we would forfeit the amount of this loan.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.4	Form of Amendment to Share Purchase Agreement dated as of March 2, 2012, between MDRM Group (Canada) Ltd. (of the first part), Michalkoff Family Trust, Hrycyshyn Family Trust and Stolarchuk Family Trust (of the second part), Lumigene Technologies Inc. (of the third part)and Mark Michalkoff, Roman Hrycyshyn and Danylo Stolarchuk (of the fourth part).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012	MODERN MOBILITY AIDS, INC. (Registrant)

/s/ Mohamed K. Karatella
Mohamed K. Karatella, President, Chief Financial Officer, Treasurer and Principal Accounting Officer